POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of Russell Exchange Traded Funds Trust (the “Trust”) do hereby severally constitute and appoint Mary Beth Rhoden and Mark Swanson the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320) and any other of the Trust’s filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.  These powers of attorney will terminate on September 1, 2012.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ James G. Polisson		5/10/2011
James G. Polisson	Trustee, President and Chief Executive Officer

/s/ Mark E. Swanson		5/10/2011
Mark E. Swanson	Treasurer, Chief Financial Officer and Chief Accounting Officer

/s/ Evelyn S. Dilsaver		5/10/2011
Evelyn S. Dilsaver	Trustee

/s/ Jane A. Freeman		5/10/2011
Jane A. Freeman	Trustee

/s/ Lee T. Kranefuss		5/10/2011
Lee T. Kranefuss	Trustee

/s/ Daniel O. Leemon		5/10/2011
Daniel O. Leemon	Trustee

/s/ Ernest L. Schmider		5/10/2011
Ernest L. Schmider	Trustee